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Exhibit 10.15

                           LOAN AND SECURITY AGREEMENT


                                  BY AND AMONG


                               AMISTAR CORPORATION

                                  AS BORROWER,


                     THE LENDERS THAT ARE SIGNATORIES HERETO

                                 AS THE LENDERS,

                                       AND

                                 GREGORY LEISER

                                  AS THE AGENT




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1.       DEFINITIONS AND CONSTRUCTION......................................... 1

         1.1      Definitions................................................  1

         1.2      UCC..........................................................5

         1.3      Construction.................................................5

         1.4      Schedules and Exhibits.......................................5

2.       LOAN AND TERMS OF PAYMENT.............................................5

         2.1      Revolver Advances............................................5

         2.2      Borrowing Procedures and Settlements.........................5

         2.3      Payments.....................................................6

         2.4      Interest Rate: Rate, Payments, and Calculations..............7

         2.5      Maintenance of Loan Account..................................7

3.       TERM OF AGREEMENT; TERMINATION........................................8

         3.1      Term.........................................................8

         3.2      Effect of Termination........................................8

         3.3      Early Termination by Borrower................................8

4.       CREATION OF SECURITY INTEREST.........................................8

         4.1      Grant of Security Interest...................................8

         4.2      Collection of Accounts, General
                  Intangibles, and Negotiable Collateral.......................8

         4.3      Filing of Financing Statements;
                  Delivery of Additional Documentation
                  Required.....................................................9

         4.4      Power of Attorney............................................9

         4.5      Right to Inspect............................................10

5.       EVENTS OF DEFAULT....................................................10

6.       THE LENDER GROUP'S RIGHTS AND REMEDIES...............................10

         6.1      Rights and Remedies.........................................10

         6.2      Remedies Cumulative.........................................12

7.       WAIVERS; INDEMNIFICATION.............................................12

         7.1      Demand; Protest; etc........................................12

         7.2      Indemnification.............................................12

8.       NOTICES..............................................................13

9.       CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER...........................13

10.      ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS...........................14

         10.1     Assignments and Participations..............................14



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         10.2     Successors..................................................14

11.      AMENDMENTS; WAIVERS..................................................15

         11.1     Amendments and Waivers......................................15

         11.2     Replacement of Holdout Lender...............................

         11.3     No Waivers; Cumulative Remedies.............................15

12.      AGENT; THE LENDER GROUP..............................................16

         12.1     Appointment and Authorization of Agent......................16

         12.2     Delegation of Duties........................................16

         12.3     Liability of Agent..........................................17

         12.4     Reliance by Agent...........................................17

         12.5     Notice of Default or Event of Default.......................17

         12.6     Credit Decision.............................................17

         12.7     Costs and Expenses; Indemnification.........................18

         12.8     Agent in Individual Capacity................................18

         12.9     Successor Agent.............................................19

         12.10    Lender in Individual Capacity...............................19

         12.11    Withholding.................................................19

         12.12    Collateral Matters..........................................19

         12.13    Restrictions on Actions by Lenders;
                  Sharing of Payments.........................................20

         12.14    Concerning the Collateral and Related
                  Loan Documents..............................................20

         12.15    Several Obligations; No Liability...........................20

13.      GENERAL PROVISIONS...................................................21

         13.1     Effectiveness...............................................21

         13.2     Section Headings............................................21

         13.3     Interpretation..............................................21

         13.4     Severability of Provisions..................................21

         13.5     Counterparts; Telefacsimile Execution.......................21

         13.6     Revival and Reinstatement of Obligations....................21

         13.7     Integration.................................................22



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                           LOAN AND SECURITY AGREEMENT


                  THIS LOAN AND SECURITY AGREEMENT (this "AGREEMENT"), is entered into as of March 30, 2006, by and among, on the one hand, the lenders identified on the signature pages hereof (such lenders, together with their respective successors and permitted assigns, are referred to hereinafter each individually as a "LENDER" and collectively as the "LENDERS") and GREGORY LEISER, an individual, as the agent for the Lenders ("AGENT"), and, on the other hand, AMISTAR CORPORATION, a California corporation ("BORROWER").

                  The parties agree as follows:

1.       DEFINITIONS AND CONSTRUCTION.

         1.1 DEFINITIONS. As used in this Agreement, the following terms shall have the following definitions:

                  "ACCOUNT" means an account (as that term is defined in the UCC), and any and all supporting obligations in respect thereof.

                  "ACCOUNT DEBTOR" means any Person who is obligated under, with respect to, or on account of, an Account, chattel paper, or a General Intangible.

                  "ADDITIONAL DOCUMENTS" has the meaning set forth in Section 4.3(b).

                  "ADVANCES" has the meaning set forth in Section 2.1(a).

                  "AGENT" has the meaning set forth in the preamble hereto.

                  "AGENT'S LIENS" means the liens and security interests granted by Borrower to Agent under this Agreement or the other Loan Documents and any other liens or security interests at any time granted or assigned to Agent under any of the Loan Documents.

                  "AGREEMENT" has the meaning set forth in the preamble to this Agreement.

                  "ASSIGNMENT AND ACCEPTANCE" means an Assignment and Acceptance Agreement substantially in the form of EXHIBIT A-1.

                  "AUTHORIZED PERSON" means the President, Chief Financial Officer or the Senior Accountant.

                  "BANKRUPTCY CODE" means title 11 of the United States Code, as in effect from time to time.

                  "BOARD OF DIRECTORS" means, with respect to any Person, the board of directors (or comparable managers) of such Person or any committee thereof duly authorized to act on behalf of the board of directors (or comparable managers).



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                  "BOOKS" means Borrower's now owned or hereafter acquired books and records (including all of their Records indicating, summarizing, or evidencing their assets (including the Collateral) or liabilities, all of Borrower's Records relating to their business operations or financial condition, and all of their goods or General Intangibles related to such information).

                  "BORROWER" has the meaning set forth in the preamble to this Agreement.

                  "BUSINESS DAY" means any day that is not a Saturday, Sunday, or other day on which banks are authorized or required to close in the state of California.

                  "CHANGE OF CONTROL" means that (a) any "person" or "group" (within the meaning of Sections 13(d) and 14(d) of the Exchange Act), other than Permitted Holders, becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 30%, or more, of the Stock of Borrower having the right to vote for the election of members of the Board of Directors, or (b) a majority of the members of the Board of Directors do not constitute Continuing Directors.

                  "CLOSING DATE" means the date of the making of the initial Advance (or other extension of credit) hereunder.

                  "COLLATERAL" means all of Borrower's now owned or hereafter acquired right, title, and interest in and to (a) each of its Accounts and Instruments, (b) all of its Books related to Accounts and Instruments, (c) all supporting obligations for its Accounts and Instruments, (d) any promissory notes or other such instruments received in respect of any Accounts, and (e) all products and proceeds (including insurance proceeds) of any of the foregoing.

                  "CONTINUING DIRECTOR" means (a) any member of the Board of Directors who was a director (or comparable manager) of Borrower on the Closing Date, and (b) any individual who becomes a member of the Board of Directors after the Closing Date if such individual was appointed or nominated for election to the Board of Directors by a majority of the Continuing Directors, but excluding any such individual originally proposed for election in opposition to the Board of Directors in office at the Closing Date in an actual or threatened election contest relating to the election of the directors (or comparable managers) of Borrower and whose initial assumption of office resulted from such contest or the settlement thereof.

                  "DEFAULT" means an event, condition, or default that, with the giving of notice, the passage of time, or both, would be an Event of Default.

                  "DOLLARS" or "$" means United States dollars.

                  "EVENT OF DEFAULT" has the meaning set forth in Section 5.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as in effect from time to time.

                  "FUNDING DATE" means the date on which an Advance is made.

                  "GOVERNMENTAL AUTHORITY" means any federal, state, local, or other governmental or administrative body, instrumentality, department, or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body.



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                  "INSOLVENCY PROCEEDING" means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other state or federal bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

                  "INSTRUMENTS" means any instrument (as that term is defined in the UCC), and any and all supporting obligations in respect thereof.

                  "LENDER" and "LENDERS" have the respective meanings set forth in the preamble to this Agreement, and shall include any other Person made a party to this Agreement in accordance with the provisions of Section 10.1.

                  "LENDER GROUP" means, individually and collectively, each of the Lenders (including the Issuing Lender) and Agent.

                  "LENDER GROUP EXPENSES" means all (a) costs or expenses required to be paid by Borrower under any of the Loan Documents that are paid, advanced, or incurred by the Lender Group, (b) fees or charges paid or incurred by Agent in connection with the Lender Group's transactions with Borrower, including, fees and disbursements of counsel, fees for public record searches and filings, (c) charges paid or incurred by Agent resulting from the dishonor of checks, (d) reasonable costs and expenses paid or incurred by the Lender Group to correct any default or enforce any provision of the Loan Documents, (e) reasonable costs and expenses of third party claims or any other suit paid or incurred by the Lender Group in enforcing or defending the Loan Documents or in connection with the transactions contemplated by the Loan Documents or the Lender Group's relationship with Borrower, and (f) Agent's and each Lender's reasonable costs and expenses (including attorneys, accountants, consultants, and other advisors fees and expenses) incurred in terminating, enforcing (including attorneys, accountants, consultants, and other advisors fees and expenses incurred in connection with a "workout," a "restructuring," or an Insolvency Proceeding concerning Borrower or in exercising rights or remedies under the Loan Documents), or defending the Loan Documents, irrespective of whether suit is brought.

                  "LOAN ACCOUNT" has the meaning set forth in Section 2.5

                  "LOAN DOCUMENTS" means this Agreement, the Additional Documents, any note or notes executed by Borrower in connection with this Agreement and payable to a member of the Lender Group, and any other agreement entered into, now or in the future, by Borrower, any guarantor of the Obligations or any of their respective affiliates and any member of the Lender Group in connection with this Agreement or any of the foregoing agreements.

                  "MATURITY DATE" has the meaning set forth in Section 3.1.

                  "MAXIMUM REVOLVER AMOUNT" means $1,500,000.

                  "OBLIGATIONS" means all Advances, interest (including any interest that, but for the commencement of an Insolvency Proceeding, would have accrued), liabilities (including all amounts charged to the Loan Account pursuant hereto), obligations (including indemnification obligations), charges, costs, Lender Group Expenses (including any fees or expenses that, but for the commencement of an Insolvency Proceeding, would have accrued), covenants, and duties of any kind and description owing by Borrower to the Lender Group



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pursuant to or evidenced by the Loan Documents and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all interest not paid when due and all Lender Group Expenses that Borrower is required to pay or reimburse by the Loan Documents, by law, or otherwise. Any reference in this Agreement or in the Loan Documents to the Obligations shall include all extensions, modifications, renewals, or alterations thereof, both prior and subsequent to any Insolvency Proceeding.

                  "PERMITTED HOLDER" means any of Gordon S. Marshall or Stuart
C. Baker and any other person who is an employee or director of Borrower on the date this Agreement is signed.

                  "PERSON" means natural persons, corporations, limited liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

                  "PRIME RATE" means, as of any date of determination, the consensus prime rate most recently published by the Wall Street Journal.

                  "PRO RATA SHARE" means, as of any date of determination: (a) prior to the Revolver Commitments being terminated or reduced to zero, the percentage obtained by dividing (i) such Lender's Revolver Commitment, by (ii) the aggregate Revolver Commitments of all Lenders, and (b) from and after the time that the Revolver Commitments have been terminated or reduced to zero, the percentage obtained by dividing (i) the aggregate outstanding principal amount of such Lender's Advances by (ii) the aggregate outstanding principal amount of all Advances.

                  "REQUIRED LENDERS" means, at any time, Lenders whose aggregate Pro Rata Shares equal or exceed 50.1%.

                  "REVOLVER COMMITMENT" means, with respect to each Lender, its Revolver Commitment, and, with respect to all Lenders, their Revolver Commitments, in each case as such Dollar amounts are set forth beside such Lender's name under the applicable heading on SCHEDULE C-1 or in the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder in accordance with the provisions of Section 10.1.

                  "SEC" means the United States Securities and Exchange Commission and any successor thereto.

                  "STOCK" means all shares, options, warrants, interests, participations, or other equivalents (regardless of how designated) of or in a Person, whether voting or nonvoting, including common stock, preferred stock, or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act).

                  "UCC" means the California Uniform Commercial Code, as in effect from time to time.

                  "UNITED STATES" means the United States of America.

                  "VOIDABLE TRANSFER" has the meaning set forth in Section 13.6.


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         1.2 UCC. Any terms used in this Agreement that are defined in the UCC shall be construed and defined as set forth in the UCC unless otherwise defined herein.

         1.3 CONSTRUCTION. Unless the context of this Agreement or any other Loan Document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term "including" is not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder," and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Loan Document, as the case may be. Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Agreement or in the other Loan Documents to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). Any reference herein to the repayment in full of the Obligations shall mean the repayment in full in cash of all Obligations other than contingent indemnification Obligations. Any reference herein to any Person shall be construed to include such Person's successors and assigns. Any requirement of a writing contained herein or in the other Loan Documents shall be satisfied by the transmission of a Record and any Record transmitted shall constitute a representation and warranty as to the accuracy and completeness of the information contained therein.

         1.4 SCHEDULES AND EXHIBITS. All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

2.       LOAN AND TERMS OF PAYMENT.

         2.1 REVOLVER ADVANCES.

                  (a) Subject to the terms and conditions of this Agreement, and during the term of this Agreement, each Lender with a Revolver Commitment agrees (severally, not jointly or jointly and severally), to make advances ("ADVANCES") to Borrower in an aggregate amount not to exceed such Lender's Pro Rata Share of the Maximum Revolver Amount.

                  (b) Amounts borrowed pursuant to this Section 2.1 may be repaid and, subject to the terms and conditions of this Agreement, reborrowed at any time during the term of this Agreement.

         2.2 BORROWING PROCEDURES AND SETTLEMENTS.

                  (a) PROCEDURE FOR BORROWING. Each request for an Advance shall be made by a written request by an Authorized Person delivered to Agent on the fourth (4th) Business Day prior to the date that is the requested Funding Date specifying (i) the amount of such requested Advance, and (ii) the requested Funding Date, which shall be a Business Day.

                  (b) MAKING OF LOANS. Upon Agent's receipt of a request for an Advance pursuant to Section 2.2(a), Agent shall notify the Lenders, not later than 10am (California time) on the date such request is received and each Lender shall, within three (3) Business Days of such notice, provide to Agent its Pro Rata Share of such requested Advance. In the event any Lender fails to provide its Pro Rata Share of such Advance (an "UNFUNDED ADVANCE"), the other Lenders shall have the option, but not the obligation, to ratably purchase a portion of such Lender's Revolver Commitment (pursuant to the terms of Section 10 hereof) equal to such Unfunded Advance. After Agent's receipt of the proceeds of such Advances, Agent shall make the proceeds thereof available to Borrower on the applicable Funding Date.



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                  (c) SETTLEMENT. It is agreed that each Lender's funded portion of the Advances is intended by the Lenders to equal, at all times, such Lender's Pro Rata Share of the outstanding Advances. Such agreement notwithstanding, Agent and the Lenders agree (which agreement shall not be for the benefit of or enforceable by Borrower) that in order to facilitate the administration of this Agreement and the other Loan Documents, settlement among them as to the Advances made and payment on Obligations received shall take place on a periodic basis, as provided in this agreement or as determined by Agent as applicable.

                  (d) NOTATION. Agent shall record the principal amount of the Advances owing to each Lender and the interests therein of each Lender, from time to time and such records shall, absent manifest error, conclusively be presumed to be correct and accurate.

                  (e) LENDERS' FAILURE TO PERFORM. All Advances shall be made by the Lenders substantially contemporaneously and in accordance with their Pro Rata Shares. It is understood that (i) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Advance hereunder, nor shall any Revolver Commitment of any Lender be increased or decreased as a result of any failure by any other Lender to perform its obligations hereunder, and (ii) no failure by any Lender to perform its obligations hereunder shall excuse any other Lender from its obligations hereunder.

         2.3 PAYMENTS.

                  (a) PAYMENTS BY BORROWER. Except as otherwise expressly provided herein, all payments by Borrower shall be made to Agent on a Business Day and, for purposes of calculating interest on the Obligations, be deemed received as of the following Business Day.

                  (b) APPORTIONMENT AND APPLICATION OF PAYMENTS.

                       (i) Except as otherwise provided in the Loan Documents, aggregate principal and interest payments shall be apportioned ratably among the Lenders (according to the unpaid principal balance of the Obligations to which such payments relate held by each Lender) and payments of fees and expenses shall be apportioned ratably among the Lenders. All payments shall be remitted to Agent and all such payments and all proceeds of Collateral received by Agent, shall be applied as follows:

                            (A) FIRST, to pay any Lender Group Expenses then due
under the Loan Documents, until paid in full,

                            (B) SECOND, to pay interest due in respect of the
Advances until paid in full,

                            (C) THIRD, to pay the principal of all Advances
until paid in full,

                            (D) FOURTH, to pay any other Obligations until paid
in full, and

                            (E) FIFTH, to Borrower or such other Person entitled
thereto under applicable law.



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                       (ii) Agent promptly shall distribute to each Lender such
funds as it may be entitled to receive according to such Lender's Pro Rata Share thereof.

                       (iii) For purposes of this Section 2.3, "paid in full" means payment of all amounts owing under the Loan Documents according to the terms thereof, including costs, fees and expenses required to be reimbursed, interest (and specifically including interest accrued after the commencement of any Insolvency Proceeding), whether or not any of the foregoing would be or is allowed or disallowed in whole or in part in any Insolvency Proceeding.

         2.4 INTEREST RATE: RATE, PAYMENTS, AND CALCULATIONS.

                  (a) INTEREST RATE. All Obligations shall bear interest on the daily balance thereof at a per annum rate equal to the Prime Rate plus two percentage points . Notwithstanding the foregoing, upon the occurrence and during the continuation of an Event of Default, the Obligations shall bear interest at a per annum rate equal to the Prime Rate plus four percentage points.

                  (b) PAYMENT. Interest shall be due and payable, in arrears, on the first Business Day of each calendar quarter at any time that Obligations are outstanding. Borrower hereby authorizes Agent, from time to time without prior notice to Borrower, to charge such interest and fees and all Lender Group Expenses (as and when incurred) as and when due and payable under any Loan Document to the Loan Account, which amounts thereafter shall constitute Advances hereunder and shall accrue interest at the rate then applicable to Advances hereunder. Any interest not paid when due shall be compounded by being charged to Loan Account and shall thereafter constitute Advances hereunder and shall accrue interest at the rate then applicable to Advances.

                  (c) COMPUTATION. All interest and fees chargeable under the Loan Documents shall be computed on the basis of a 365/366 day year for the actual number of days elapsed. In the event the Prime Rate is changed from time to time hereafter, the rates of interest hereunder based upon the Prime Rate automatically and immediately shall be increased or decreased by an amount equal to such change in the Prime Rate.

                  (d) INTENT TO LIMIT CHARGES TO MAXIMUM LAWFUL RATE. In no event shall the interest rate or rates payable under this Agreement, plus any other amounts paid in connection herewith, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable. Borrower and the Lender Group, in executing and delivering this Agreement, intend legally to agree upon the rate or rates of interest and manner of payment stated within it; PROVIDED, HOWEVER, that, anything contained herein to the contrary notwithstanding, if said rate or rates of interest or manner of payment exceeds the maximum allowable under applicable law, then, IPSO FACTO, as of the date of this Agreement, Borrower is and shall be liable only for the payment of such maximum as allowed by law, and payment received from Borrower in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of the Obligations to the extent of such excess.

         2.5 MAINTENANCE OF LOAN ACCOUNT. Agent shall maintain a ledger of account (the "LOAN ACCOUNT") on which Borrower will be charged with all Advances made by the Lenders to Borrower or for Borrower's account and with all other payment Obligations hereunder or under the other Loan Documents, including, accrued interest and Lender Group Expenses. The Loan Account will be credited with all payments received by Agent from Borrower or for Borrower's account. Agent shall render periodic statements regarding the Loan Account to Borrower, including principal, interest, fees, and including an itemization of all charges and



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expenses constituting Lender Group Expenses owing, and such statements, absent manifest error, shall be conclusively presumed to be correct and accurate and constitute an account stated between Borrower and the Lender Group unless, within 30 days after receipt thereof by Borrower, Borrower shall deliver to Agent written objection thereto describing the error or errors contained in any such statements.

3.       TERM OF AGREEMENT; TERMINATION.

         3.1 TERM. This Agreement shall continue in full force and effect for a term ending on March 29, 2008 (the "MATURITY Date"). The foregoing notwithstanding, the Lender Group, upon the election of the Required Lenders, shall have the right to terminate its obligations under this Agreement immediately and without notice upon the occurrence and during the continuation of an Event of Default.

         3.2 EFFECT OF TERMINATION. On the date of termination of this Agreement, all Obligations immediately shall become due and payable without notice or demand. No termination of this Agreement, however, shall relieve or discharge Borrower of its duties, Obligations, or covenants hereunder and the Agent's Liens in the Collateral shall remain in effect until all Obligations have been paid in full and the Lender Group's obligations to provide additional credit hereunder have been terminated. When this Agreement has been terminated and all of the Obligations have been paid in full and the Lender Group's obligations to provide additional credit under the Loan Documents have been terminated irrevocably, Agent will, at Borrower's sole expense, execute and deliver any UCC termination statements, lien releases, discharges of security interests, and other similar discharge or release documents (and, if applicable, in recordable form) as are reasonably necessary to release, as of record, the Agent's Liens and all notices of security interests and liens previously filed by Agent with respect to the Obligations.

         3.3 EARLY TERMINATION BY BORROWER. Borrower has the option, at any time upon prior written notice to Agent, to terminate this Agreement by paying to Agent, in full and in cash, the Obligations.

4.       CREATION OF SECURITY INTEREST.

         4.1 GRANT OF SECURITY INTEREST. Borrower hereby grants to Agent, for the benefit of the Lender Group, a continuing security interest in all of its right, title, and interest in all currently existing and hereafter acquired or arising Collateral in order to secure prompt repayment of any and all of the Obligations in accordance with the terms and conditions of the Loan Documents and in order to secure prompt performance by Borrower of each of its covenants and duties under the Loan Documents. The Agent's Liens in and to the Collateral shall attach to all Collateral without further act on the part of Agent or Borrower. Anything contained in this Agreement or any other Loan Document to the contrary notwithstanding, Borrower have no authority, express or implied, to dispose of any item or portion of the Collateral.

         4.2 COLLECTION OF ACCOUNTS, AND INSTRUMENTS. Unless an Event of Default shall have occurred and be continuing, Borrower shall be entitled to collect the Collateral and use the proceeds in its business. At any time after the occurrence and during the continuation of an Event of Default, Agent or Agent's designee may (a) notify Account Debtors of Borrower that Borrower's Accounts have been assigned to Agent or that Agent has a security interest therein, or
(b) collect Borrower's Accounts directly and charge the collection costs and expenses to the Loan Account. Borrower agrees that, after an Event of Default, it will hold in trust for the Lender Group, as the Lender Group's trustee, any of its Collections that it receives and immediately will deliver such Collections to Agent in their original form as received by Borrower.


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         4.3 FILING OF FINANCING STATEMENTS; DELIVERY OF ADDITIONAL
             ------------------------------------------------------
DOCUMENTATION REQUIRED.
-----------------------

         (a) Borrower authorizes Agent to file any financing statement necessary or desirable to effectuate the transactions contemplated by the Loan Documents, and any continuation statement or amendment with respect thereto, in any appropriate filing office without the signature of Borrower where permitted by applicable law. Borrower hereby ratifies the filing of any financing statement filed without the signature of Borrower prior to the date hereof.

         (b) At any time upon the request of Agent, Borrower shall execute or deliver to Agent any and all financing statements, original financing statements in lieu of continuation statements, fixture filings, security agreements, pledges, assignments, endorsements of certificates of title, and all other documents (collectively, the "ADDITIONAL DOCUMENTS") that Agent may request, in form and substance satisfactory to Agent, to create, perfect, and continue perfected or to better perfect the Agent's Liens in the Collateral (whether now owned or hereafter arising or acquired) and in order to fully consummate all of the transactions contemplated hereby and under the other Loan Documents. At any time upon request of Agent, Borrower will deliver to Agent any Instruments constituting a part of the Collateral. To the maximum extent permitted by applicable law, Borrower authorizes Agent to execute any such Additional Documents in Borrower's name and authorizes Agent to file such executed Additional Documents in any appropriate filing office.

         4.4 POWER OF ATTORNEY. Borrower hereby irrevocably makes, constitutes, and appoints Agent (and any of Agent's officers, employees, or agents designated by Agent) as Borrower's true and lawful attorney, with power to (a) if Borrower refuses to, or fails timely to execute and deliver any of the documents described in Section 4.3, sign the name of Borrower on any of the documents described in Section 4.3, (b) at any time that an Event of Default has occurred and is continuing, sign Borrower's name on any invoice or bill of lading relating to the Collateral, drafts against Account Debtors, or notices to Account Debtors, (c) send requests for verification of Borrower's Accounts, (d) endorse Borrower's name on any of its payment items (including all of its Collections) that may come into the Lender Group's possession, (e) at any time that an Event of Default has occurred and is continuing, make, settle, and adjust all claims under Borrower's policies of insurance related to the Collateral and make all determinations and decisions with respect to such policies of insurance, and (f) at any time that an Event of Default has occurred and is continuing, settle and adjust disputes and claims respecting Borrower's Accounts directly with Account Debtors, for amounts and upon terms that Agent determines to be reasonable, and Agent may cause to be executed and delivered any documents and releases that Agent determines to be necessary. The appointment of Agent as Borrower's attorney, and each and every one of its rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully and finally repaid and performed and the Lender Group's obligations to extend credit hereunder are terminated.

         4.5 RIGHT TO INSPECT. Agent and each Lender (through any of their respective officers, employees, or agents) shall have the right, from time to time hereafter to inspect the Books and make copies or abstracts thereof and to check, test, and appraise the Collateral, or any portion thereof, in order to verify Borrower's financial condition or the amount, quality, value, condition of, or any other matter relating to, the Collateral.

5.       EVENTS OF DEFAULT.

                  Any one or more of the following events shall constitute an event of default (each, an "EVENT OF DEFAULT") under this Agreement:

         5.1 If Borrower fails to pay (a) when due and payable, or when declared due and payable, all or any portion of any principal due with respect to the Obligations or (b) within three (3) Business Days of when due and payable, any other portion of the Obligations.

         5.2 If Borrower fails to perform, keep, or observe any term, provision, condition, covenant, or agreement contained in this Agreement.

         5.3 If an Insolvency Proceeding is commenced by Borrower.

         5.4 If an Insolvency Proceeding is commenced against Borrower, and any of the following events occur: (a) Borrower consents to the institution of such Insolvency Proceeding against it, (b) the petition commencing such Insolvency Proceeding is not timely controverted; PROVIDED, HOWEVER, that, during the pendency of such period, each member of the Lender Group shall be relieved of its obligations to extend credit hereunder, (c) the petition commencing the Insolvency Proceeding is not dismissed within 45 calendar days of the date of the filing thereof; PROVIDED, HOWEVER, that, during the pendency of such period, each member of the Lender Group shall be relieved of its obligations to extend credit hereunder, (d) an interim trustee is appointed to take possession of all or any substantial portion of the properties or assets of, or to operate all or any substantial portion of the business of, Borrower, or (e) an order for relief shall have been entered therein.

         5.5 If Borrower shall (a) suspend or go out of a substantial portion of its or their business, (b) liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution), (c) be enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs, (d) enter into any merger, consolidation or amalgamation with another Person in which Borrower is not the surviving entity or (e) sell, lease, license, assign, transfer, or otherwise dispose of, in one transaction or a series of transactions, all or substantially all of its assets to another Person.

         5.6 If a Change of Control shall have occurred.

         5.7 The occurrence of a material impairment of the enforceability or priority of the Agent's liens in the Collateral.

6.       THE LENDER GROUP'S RIGHTS AND REMEDIES.

         6.1 RIGHTS AND REMEDIES. Upon the occurrence, and during the continuation, of an Event of Default, the Required Lenders (at their election but without notice of their election and without demand) may authorize and instruct Agent to do any one or more of the following on behalf of the Lender Group (and Agent, acting upon the instructions of the Required Lenders, shall do the same on behalf of the Lender Group), all of which are authorized by
Borrower:

                  (a) Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable;

                  (b) Cease advancing money or extending credit to or for the benefit of Borrower under this Agreement, under any of the Loan Documents, or under any other agreement between Borrower and the Lender Group;

                  (c) Terminate this Agreement and any of the other Loan Documents as to any future liability or obligation of the Lender Group, but without affecting any of the Agent's Liens in the Collateral and without affecting the Obligations;

                  (d) Settle or adjust disputes and claims directly with Borrower's Account Debtors for amounts and upon terms which Agent considers advisable, and in such cases, Agent will credit the Obligations with only the net amounts received by Agent in payment of such disputed Accounts after deducting all Lender Group Expenses incurred or expended in connection therewith;

                  (e) Without notice to or demand upon Borrower, make such payments and do such acts as Agent considers necessary or reasonable to protect its security interests in the Collateral. With respect to any of Borrower's owned or leased premises, Borrower hereby grants Agent a license to enter into possession of such premises and to occupy the same, without charge, in order to exercise any of the Lender Group's rights or remedies provided herein, at law, in equity, or otherwise;

                  (f) Without notice to Borrower (such notice being expressly waived), and without constituting an acceptance of any collateral in full or partial satisfaction of an obligation (within the meaning of the UCC), set off and apply to the Obligations any and all (i) balances and deposits of Borrower held by the Lender Group, or (ii) Indebtedness at any time owing to or for the credit or the account of Borrower held by the Lender Group;

                  (g) Sell the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner as Agent determines is commercially reasonable;

                  (h) Agent shall give notice of the disposition of the Collateral as follows:

                       (i) Agent shall give Borrower a notice in writing of the time and place of public sale, or, if the sale is a private sale or some other disposition other than a public sale is to be made of the Collateral, the time on or after which the private sale or other disposition is to be made; and

                       (ii) The notice shall be personally delivered or mailed, postage prepaid, to Borrower as provided in Section 8, at least 10 days before the earliest time of disposition set forth in the notice;

                  (i) Agent, on behalf of the Lender Group, may credit bid and purchase at any public sale;

                  (j) Agent may seek the appointment of a receiver or keeper to take possession of all or any portion of the Collateral or to operate same and, to the maximum extent permitted by law, may seek the appointment of such a receiver without the requirement of prior notice or a hearing; and

                  (k) The Lender Group shall have all other rights and remedies available at law or in equity or pursuant to any other Loan Document;

PROVIDED, HOWEVER, that upon the occurrence of any Event of Default described in
Section 5.3 or Section 5.4, in addition to the remedies set forth above, without any notice to Borrower or any other Person or any act by the Lender Group, the Revolver Commitments shall automatically terminate and the Obligations then outstanding, together with all accrued and unpaid interest thereon and all fees and all other amounts due under this Agreement and the other Loan Documents, shall automatically and immediately become due and payable, without presentment, demand, protest, or notice of any kind, all of which are expressly waived by Borrower.

         6.2 REMEDIES CUMULATIVE. The rights and remedies of the Lender Group under this Agreement, the other Loan Documents, and all other agreements shall be cumulative. The Lender Group shall have all other rights and remedies not inconsistent herewith as provided under the UCC, by law, or in equity. No exercise by the Lender Group of one right or remedy shall be deemed an election, and no waiver by the Lender Group of any Event of Default shall be deemed a continuing waiver. No delay by the Lender Group shall constitute a waiver, election, or acquiescence by it.

7.       WAIVERS; INDEMNIFICATION.

         7.1 DEMAND; PROTEST; ETC. Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, nonpayment at maturity, release, compromise, settlement, extension, or renewal of documents, instruments, chattel paper, and guarantees at any time held by the Lender Group on which Borrower may in any way be liable.

         7.2 INDEMNIFICATION. Borrower shall pay, indemnify, defend, and hold Agent and the Lenders (each, an "INDEMNIFIED Person") harmless (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, and damages, and all reasonable attorneys fees and disbursements and other costs and expenses actually incurred in connection therewith (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them (a) in connection with or as a result of or related to the execution, delivery, enforcement, performance, or administration (including any restructuring or workout with respect hereto) of this Agreement, any of the other Loan Documents, or the transactions contemplated hereby or thereby or the monitoring of Borrower's compliance with the terms of the Loan Documents, and
(b) with respect to any investigation, litigation, or proceeding related to this Agreement, any other Loan Document, or the use of the proceeds of the credit provided hereunder (irrespective of whether any Indemnified Person is a party thereto), or any act, omission, event, or circumstance in any manner related thereto (all the foregoing, collectively, the "INDEMNIFIED LIABILITIES"). The foregoing to the contrary notwithstanding, Borrower shall have no obligation to any Indemnified Person under this Section 7.2 with respect to any Indemnified Liability that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of such Indemnified Person. This provision shall survive the termination of this Agreement and the repayment of the Obligations. If any Indemnified Person makes any payment to any other Indemnified Person with respect to an Indemnified Liability as to which Borrower was required to indemnify the Indemnified Person receiving such payment, the Indemnified Person making such payment is entitled to be indemnified and reimbursed by Borrower with respect thereto. WITHOUT LIMITATION, THE FOREGOING INDEMNITY SHALL APPLY TO EACH INDEMNIFIED PERSON WITH RESPECT TO INDEMNIFIED LIABILITIES WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF ANY NEGLIGENT ACT OR OMISSION OF SUCH INDEMNIFIED PERSON OR OF ANY OTHER PERSON.

8.       NOTICES.

                  Unless otherwise provided in this Agreement, all notices or demands by Borrower or Agent to the other relating to this Agreement or any other Loan Document shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, electronic mail (at such email addresses as Borrower or Agent, as applicable, may designate to each other in accordance herewith), or telefacsimile to Borrower or Agent, as the case may be, at its address set forth below:

                  If to Borrower:           AMISTAR CORPORATION
                                            237 Via Vera Cruz
                                            San Marcos, California 92078
                                            Attn: President
                                            Fax No. (760) 471-7614

                  If to Agent:              GREGORY LEISER
                                            237 Via Vera Cruz
                                            San Marcos, California 92078
                                            Fax No. (760) 471-7614

Any party may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other parties. All notices or demands sent in accordance with this Section 8, other than notices by Agent in connection with enforcement rights against the Collateral under the provisions of the UCC, shall be deemed received on the earlier of the date of actual receipt or 3 Business Days after the deposit thereof in the mail. Borrower acknowledges and agrees that notices sent by the Lender Group in connection with the exercise of enforcement rights against Collateral under the provisions of the UCC shall be deemed sent when deposited in the mail or personally delivered, or, where permitted by law, transmitted by telefacsimile or any other method set forth above.

9.       CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

                  (a) THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.

                  (b) THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF SAN DIEGO, STATE OF CALIFORNIA, PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY BORROWER COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE AGENT ELECTS TO BRING SUCH ACTION OR WHERE SUCH BORROWER COLLATERAL OR OTHER PROPERTY MAY BE FOUND. BORROWER AND THE LENDER GROUP WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 9(b).

                  (c) BORROWER AND THE LENDER GROUP HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. BORROWER AND THE LENDER GROUP REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

10.      ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS.

         10.1 ASSIGNMENTS AND PARTICIPATIONS.

                  (a) Any Lender may assign and delegate to one or more other Lenders all or any portion of the Obligations, the Revolver Commitments and the other rights and obligations of such Lender hereunder and under the other Loan Documents; PROVIDED, however, that Borrower and Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses, and related information with respect to the Assignee, have been given to Borrower and Agent by such Lender and the Assignee, and (ii) such Lender and its Assignee have delivered to Borrower and Agent an Assignment and Acceptance. Immediately upon Agent's receipt of such a fully executed Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the resulting adjustment of the Revolver Commitments arising therefrom. The Revolver Commitment allocated to each Assignee shall reduce such Revolver Commitments of the assigning Lender PRO TANTO.

         10.2 SUCCESSORS. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; PROVIDED, HOWEVER, that (a) Borrower may not assign this Agreement or any rights or duties hereunder without the Lenders' prior written consent and any prohibited assignment shall be absolutely void AB INITIO and (b) except as provided in
Section 10.1, no Lender may assign or otherwise delegate any of its rights or obligations under this Agreement to any Person without the prior written consent of Agent.. No consent to assignment by the Lenders shall release Borrower from its Obligations.

11.      AMENDMENTS; WAIVERS.

         11.1 AMENDMENTS AND WAIVERS. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by Borrower therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders (or by Agent at the written request of the Required Lenders) and Borrower and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; PROVIDED, HOWEVER, that no such waiver, amendment, or consent shall, unless in writing and signed by all of the Lenders affected thereby and Borrower, do any of the following:

                  (a) increase or extend any Revolver Commitment of any Lender,

                  (b) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees, or other amounts due hereunder or under any other Loan Document,

                  (c) reduce the principal of, or the rate of interest on, any loan or other extension of credit hereunder,

                  (d) change the percentage of the Revolver Commitments that is required to take any action hereunder,

                  (e) amend or modify this Section or any provision of the Agreement providing for consent or other action by all Lenders,

                  (f) release Collateral,

                  (g) change the definition of Required Lenders or Pro Rata
Share,

                  (h) contractually subordinate any of the Agent's Liens,

                  (i) release Borrower or any guarantor of the Obligations from any obligation for the payment of money, or

                  (j) amend any of the provisions of Section 12.

The foregoing notwithstanding, any amendment, modification, waiver, consent, termination, or release of, or with respect to, any provision of this Agreement or any other Loan Document that relates only to the relationship of the Lender Group among themselves, and that does not affect the rights or obligations of Borrower, shall not require consent by or the agreement of Borrower.

         11.2 NO WAIVERS; CUMULATIVE REMEDIES. No failure by Agent or any Lender to exercise any right, remedy, or option under this Agreement or any other Loan Document, or delay by Agent or any Lender in exercising the same, will operate as a waiver thereof. No waiver by Agent or any Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by Agent or any Lender on any occasion shall affect or diminish Agent's and each Lender's rights thereafter to require strict performance by Borrower of any provision of this Agreement. Agent's and each Lender's rights under this Agreement and the other Loan Documents will be cumulative and not exclusive of any other right or remedy that Agent or any Lender may have.

12.      AGENT; THE LENDER GROUP.

         12.1 APPOINTMENT AND AUTHORIZATION OF AGENT. Each Lender hereby designates and appoints Gregory Leiser as its representative under this Agreement and the other Loan Documents and each Lender hereby irrevocably authorizes Agent to execute and deliver each of the other Loan Documents on its behalf and to take such other action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to Agent by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Agent agrees to act as such on the express conditions contained in this Section 12. The provisions of this Section 12 are solely for the benefit of Agent, and the Lenders, and Borrower shall have no rights as a third party beneficiary of any of the provisions contained herein. Any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document notwithstanding, Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Agent; it being expressly understood and agreed that the use of the word "Agent" is for convenience only, that Gregory Leiser is merely the representative of the Lenders, and only has the contractual duties set forth herein. Except as expressly otherwise provided in this Agreement, Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions that Agent expressly is entitled to take or assert under or pursuant to this Agreement and the other Loan Documents. Without limiting the generality of the foregoing, or of any other provision of the Loan Documents that provides rights or powers to Agent, Lenders agree that Agent shall have the right to exercise the following powers as long as this Agreement remains in effect: (a) maintain ledgers and records reflecting the status of the Obligations, the Collateral, the Collections of Borrower and related matters, (b) execute or file any and all financing or similar statements or notices, amendments, renewals, supplements, documents, instruments, proofs of claim, notices and other written agreements with respect to the Loan Documents, (c) exclusively receive, apply, and distribute the Collections of Borrower as provided in the Loan Documents, (e) open and maintain such bank accounts and cash management arrangements as Agent deems necessary and appropriate in accordance with the Loan Documents for the foregoing purposes with respect to the Collateral and the Collections of Borrower, (f) perform, exercise, and enforce any and all other rights and remedies of the Lender Group with respect to Borrower, the Obligations, the Collateral, the Collections of Borrower, or otherwise related to any of same as provided in the Loan Documents, and (g) incur and pay such Lender Group Expenses as Agent may deem necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to the Loan Documents.

         12.2 DELEGATION OF DUTIES. Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects as long as such selection was made without gross negligence or willful misconduct.

         12.3 LIABILITY OF AGENT. Agent shall not (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by Borrower or any affiliate of Borrower, or any officer or director thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the Books or properties of Borrower or the books or records or properties of any of Borrower's affiliates.

         12.4 RELIANCE BY AGENT. Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to Borrower or counsel to any Lender), independent accountants and other experts selected by Agent. Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless Agent shall first receive such advice or concurrence of the Lenders as it deems appropriate and until such instructions are received, Agent shall act, or refrain from acting, as it deems advisable. If Agent so requests, it shall first be indemnified to its reasonable satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the requisite Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

         12.5 NOTICE OF DEFAULT OR EVENT OF DEFAULT. Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest, fees, and expenses required to be paid to Agent for the account of the Lenders and, except with respect to Events of Default of which Agent has actual knowledge, unless Agent shall have received written notice from a Lender or Borrower referring to this Agreement, describing such Default or Event of Default, and stating that such notice is a "notice of default." Agent promptly will notify the Lenders of its receipt of any such notice or of any Event of Default of which Agent has actual knowledge. If any Lender obtains actual knowledge of any Event of Default, such Lender promptly shall notify the other Lenders and Agent of such Event of Default. Subject to Section 12.4, Agent shall take such action with respect to such Default or Event of Default as may be requested by the Required Lenders in accordance with Section 6; PROVIDED, HOWEVER, that unless and until Agent has received any such request, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable.

         12.6 CREDIT DECISION. Each Lender acknowledges that Agent has not made any representation or warranty to it, and that no act by Agent hereinafter taken, including any review of the affairs of Borrower or its affiliates, shall be deemed to constitute any representation or warranty by Agent to any Lender. Each Lender represents to Agent that it has, independently and without reliance upon Agent and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower and any other Person party to a Loan Document, and all applicable laws and regulations relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Borrower. Each Lender also represents that it will, independently and without reliance upon Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower and any other Person party to a Loan Document. Except for notices, reports, and other documents expressly herein required to be furnished to the Lenders by Agent, Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of Borrower and any other Person party to a Loan Document that may come into the possession of Agent.

         12.7 COSTS AND EXPENSES; INDEMNIFICATION. Agent may incur and pay Lender Group Expenses to the extent Agent reasonably deems necessary or appropriate for the performance and fulfillment of its functions, powers, and obligations pursuant to the Loan Documents, including court costs, attorneys fees and expenses, fees and expenses of accountants, advisors, consultants, and appraisers, costs of collection by outside collection agencies, auctioneer fees and expenses, whether or not Borrower is obligated to reimburse Agent or Lenders for such expenses pursuant to the Loan Agreement or otherwise. Agent is authorized and directed to deduct and retain sufficient amounts from the Collections of Borrower received by Agent to reimburse Agent for such out-of-pocket costs and expenses prior to the distribution of any amounts to Lenders. In the event Agent is not reimbursed for such costs and expenses from the Collections of Borrower received by Agent, each Lender hereby agrees that it is and shall be obligated to pay to or reimburse Agent for the amount of such Lender's Pro Rata Share thereof. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify Agent upon demand (to the extent not reimbursed by or on behalf of Borrower and without limiting the obligation of Borrower to do so), according to their Pro Rata Shares, from and against any and all Indemnified Liabilities; PROVIDED, HOWEVER, that no Lender shall be liable for the payment to Agent of any portion of such Indemnified Liabilities resulting solely from Agent's gross negligence or willful misconduct nor shall any Lender be liable for the obligations of any Defaulting Lender in failing to make an Advance or other extension of credit hereunder. Without limitation of the foregoing, each Lender shall reimburse Agent upon demand for such Lender's Pro Rata Share of any costs or out-of-pocket expenses (including attorneys, accountants, advisors, and consultants fees and expenses) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment, or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that Agent is not reimbursed for such expenses by or on behalf of Borrower. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of Agent.

         12.8 AGENT IN INDIVIDUAL CAPACITY. Agent may conduct any business with Borrower and its affiliates and any other Person party to any Loan Documents as though Agent were not Agent hereunder without notice to or consent of the other members of the Lender Group. The other members of the Lender Group acknowledge that, pursuant to such activities, Agent may receive information regarding Borrower or its affiliates and any other Person party to any Loan Documents that is subject to confidentiality obligations in favor of Borrower or such other Person and that prohibit the disclosure of such information to the Lenders, and the Lenders acknowledge that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver Agent will use its reasonable best efforts to obtain), Agent shall not be under any obligation to provide such information to them.

         12.9 SUCCESSOR AGENT. Agent may resign as Agent upon 45 days notice to the Lenders. If Agent resigns under this Agreement, the Required Lenders shall appoint a successor Agent for the Lenders. If no successor Agent is appointed prior to the effective date of the resignation of Agent, Agent may appoint, after consulting with the Lenders, a successor Agent. If Agent has materially breached or failed to perform any material provision of this Agreement or of applicable law, the Required Lenders may agree in writing to remove and replace Agent with a successor Agent from among the Lenders. In any such event, upon the acceptance of its appointment as successor Agent hereunder, such successor Agent shall succeed to all the rights, powers, and duties of the retiring Agent and the term "Agent" shall mean such successor Agent and the retiring Agent's appointment, powers, and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 12 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor Agent has accepted appointment as Agent by the date which is 45 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of Agent hereunder until such time, if any, as the Lenders appoint a successor Agent as provided for above.

         12.10 LENDER IN INDIVIDUAL CAPACITY. Any Lender may conduct any business with Borrower and its affiliates and any other Person party to any Loan Documents as though such Lender were not a Lender hereunder without notice to or consent of the other members of the Lender Group. The other members of the Lender Group acknowledge that, pursuant to such activities, such Lender may receive information regarding Borrower or its affiliates and any other Person party to any Loan Documents that is subject to confidentiality obligations in favor of Borrower or such other Person and that prohibit the disclosure of such information to the Lenders, and the Lenders acknowledge that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver such Lender will use its reasonable best efforts to obtain), such Lender not shall be under any obligation to provide such information to them.

         12.11 WITHHOLDING. All payments made by Borrower hereunder or under any note will be made without setoff, counterclaim, or other defense, except as required by applicable law; PROVIDED, HOWEVER, if any taxes with respect to such payments are at any time levied or imposed by any Governmental Authority, Borrower agrees to pay the full amount of such taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any note, including any amount paid pursuant to this Section after withholding or deduction for or on account of any taxes, will not be less than the amount provided for herein.

         12.12 COLLATERAL MATTERS.

                  (a) The Lenders hereby irrevocably authorize Agent, at its option and in its sole discretion, to release Agent's Lien on any Collateral upon the termination of the Revolver Commitments and payment and satisfaction in full by Borrower of all Obligations. Except as provided above, Agent will not execute and deliver a release of any lien on any Collateral without the prior written authorization of (y) if the release is of all or substantially all of the Collateral, all of the Lenders, or (z) otherwise, the Required Lenders. Upon request by Agent or Borrower at any time, the Lenders will confirm in writing Agent's authority to release any such liens on particular types or items of Collateral pursuant to this Section 12.12; PROVIDED, however, that (1) Agent shall not be required to execute any document necessary to evidence such release on terms that, in Agent's opinion, would expose Agent to liability or create any obligation or entail any consequence other than the release of Agent's Lien without recourse, representation, or warranty, and (2) such release shall not in any manner discharge, affect, or impair the Obligations or Agent's Liens (other than those expressly being released) upon (or obligations of Borrower in respect
of) all interests retained by Borrower, including, the proceeds of any sale, all of which shall continue to constitute part of the Collateral.



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



                  (b) Agent shall have no obligation whatsoever to any of the Lenders to assure that the Collateral exists or is owned by Borrower or is cared for, protected, or insured or has been encumbered, or that the Agent's Liens have been properly or sufficiently or lawfully created, perfected, protected, or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission, or event related thereto, subject to the terms and conditions contained herein, Agent may act in any manner it may deem appropriate, in its sole discretion given Agent's own interest in the Collateral in its capacity as one of the Lenders and that Agent shall have no other duty or liability whatsoever to any Lender as to any of the foregoing, except as otherwise provided herein.

         12.13 RESTRICTIONS ON ACTIONS BY LENDERS; SHARING OF PAYMENTS.
         --------------------------------------------------------------

                  (a) Each of the Lenders agrees that it shall not, without the express written consent of Agent, and that it shall, to the extent it is lawfully entitled to do so, upon the written request of Agent, set off against the Obligations, any amounts owing by such Lender to Borrower.

                  (b) If, at any time or times any Lender shall receive (i) by payment, foreclosure, setoff, or otherwise, any proceeds of Collateral or any payments with respect to the Obligations, except for any such proceeds or payments received by such Lender from Agent pursuant to the terms of this Agreement, or (ii) payments from Agent in excess of such Lender's ratable portion of all such distributions by Agent, such Lender promptly shall (1) turn the same over to Agent, in kind, and with such endorsements as may be required to negotiate the same to Agent, or in immediately available funds, as applicable, for the account of all of the Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement, or
(2) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among the Lenders in accordance with their Pro Rata Shares; PROVIDED, HOWEVER, that to the extent that such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.

         12.14 CONCERNING THE COLLATERAL AND RELATED LOAN DOCUMENTS. Each member of the Lender Group authorizes and directs Agent to enter into this Agreement and the other Loan Documents. Each member of the Lender Group agrees that any action taken by Agent in accordance with the terms of this Agreement or the other Loan Documents relating to the Collateral and the exercise by Agent of its powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders.

         12.15 SEVERAL OBLIGATIONS; NO LIABILITY. Notwithstanding that certain of the Loan Documents now or hereafter may have been or will be executed only by or in favor of Agent in its capacity as such, and not by or in favor of the Lenders, any and all obligations on the part of Agent (if any) to make any credit available hereunder shall constitute the several (and not joint) obligations of the respective Lenders on a ratable basis, according to their respective Revolver Commitments, to make an amount of such credit not to exceed, in principal amount, at any one time outstanding, the amount of their respective Revolver Commitments. Nothing contained herein shall confer upon any Lender any interest in, or subject any Lender to any liability for, or in respect of, the business, assets, profits, losses, or liabilities of any other Lender. Except as provided in Section 12.7, no member of the Lender Group shall have any liability for the acts of any other member of the Lender Group. No Lender shall be responsible to Borrower or any other Person for any failure by any other Lender to fulfill its obligations to make credit available hereunder, nor to advance for it or on its behalf in connection with its Revolver Commitment, nor to take any other action on its behalf hereunder or in connection with the financing contemplated herein.

13.      GENERAL PROVISIONS.

         13.1 EFFECTIVENESS. This Agreement shall be binding and deemed effective when executed by Borrower, Agent, and each Lender whose signature is provided for on the signature pages hereof.

         13.2 SECTION HEADINGS. Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Agreement.

         13.3 INTERPRETATION. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed against the Lender Group or Borrower, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.

         13.4 SEVERABILITY OF PROVISIONS. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

         13.5 COUNTERPARTS; TELEFACSIMILE EXECUTION. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The foregoing shall apply to each other Loan Document MUTATIS MUTANDIS.

         13.6 REVIVAL AND REINSTATEMENT OF OBLIGATIONS. If the incurrence or payment of the Obligations by Borrower or any guarantor or the transfer to the Lender Group of any property should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors' rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, or other voidable or recoverable payments of money or transfers of property (collectively, a "VOIDABLE TRANSFER"), and if the Lender Group is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that the Lender Group is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys fees of the Lender Group related thereto, the liability of Borrower and guarantors automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

13.7 INTEGRATION. This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

                          [SIGNATURE PAGES TO FOLLOW.]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.


                                        BORROWER:

                                        AMISTAR CORPORATION,
                                        a California corporation



                                        By:
                                           -------------------------------------
                                        Title:


                                        AGENT:


                                        ----------------------------------------
                                        GREGORY LEISER, an individual


                                        LENDERS:


                                        ----------------------------------------
                                        GORDON S. MARSHALL, an individual



                                        ----------------------------------------
                                        DANIEL C. FINN, an individual



                                        ----------------------------------------
                                        BAKER FAMILY TRUST DATED 1/16/85

                                  SCHEDULE C-1
                              REVOLVER COMMITMENTS

              ======================================================
              LENDER                     REVOLVER COMMITMENT
              ======================================================

              GORDON S. MARSHALL         $1,425,000
              ======================================================

              BAKER FAMILY TRUST         $50,000
              ======================================================

              DANIEL C. FINN             $25,000
              ======================================================


              ======================================================


              ======================================================


              ======================================================

              ALL LENDERS                $1,500,000
              ======================================================




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